Exhibit 10.2

Collateral Agreement

Number: 2018 年獅字第ZY101830000__號

Pledgee: China Merchants Bank Co., Ltd. - Foshan Branch (hereinafter referred to as “Party A”)

Principal person in charge: Yang Fade

Pledgor (for a legal representative or other organization): Foshan Cosmos Xi Yue Car Rental Company Limited (hereinafter referred to as “Party B”)

Collectively referred to as “Parties”.

Legal representative / Principal person in charge: Pang Huan Ting

OR

Pledgor (for natural persons):      /

Nationality:      /

Document Name:      /

ID number:      /

Phone Number: 13924534009

Whereas Party B (or Foshan Cosmos Xi Yue Car Rental Company Limited), hereinafter referred to as "debtor") to apply for loans, commercial bills of acceptance, discount notes or letter of credit and other services (hereinafter referred to as "financing"),at a total amount of RMB ________. Party A agrees to provide financing to Party B (or the “debtor”), and both parties have signed a Loan Agreement for Number:2018 年獅字第ZY101830000__號 for this purpose (The following shall be referred to as “the main agreement”). To ensure that the loan, the interest and all other related expenses under this agreement are paid on time and in full, Party B shall use all of its property (or rights) that are legally owned as a quality collateral. After review, Party A agrees to accept Party B's property (or right) that is legally owned by Party B as a quality collateral. In accordance with relevant laws and regulations, the two parties have now reached an agreement on the following terms:

1.	Collateral by Party B

Serial Number	Collateral	Quantity	Estimated value (RMB)	Collateral rate	Period	Source of Ownership	Ownership Number	Proof of Ownership
1	RMB Deposit	1 (transaction)	_________	100%	Since 2018-02-27 to 2019-03-01	Self-owned	75790366988000026	RMB Deposit

(This table of content can be added or adjusted according to the actual condition of the Collateral)

2.	The Method of Guaranteed Fulfillment

2.1	When the debt fulfillment period under the main agreement expires, the loan, opening/acceptances, discount/ negotiated payments provided by Party A to Party B (or the debtor), the guarantee responsibility shall be assumed within the scope of the collateral security determined in the article. Before the expiry of debt fulfillment stipulated in the main agreement, if Party A recourses Party B (or the debtor) in advance according to the main agreement, Party B shall also bear the liability with the collateral.

2.2	Neither Party A and Party B (or the debtor) reached an arrangement on extension of payment fulfillment period or changes on relevant terms nor the changes on interest rate adjusted according to the main agreement within the debt fulfillment period, no notices or approval is needed by Party B. Party B shall approve the conditions listed in this article and this shall not affect the liability of Party B with the collateral.

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3.	The Scope of the Collateral Guarantee

The scope of this agreement guarantee includes but not limits to, the principal, the interest, the penalty interest, the liquidated damages, fees for realizing the collateral, and other related expenses. Specifically include:

3.1	the loan, negotiated principal and corresponding interest, penalty interest, compound interest payment, liquidated damages and related expenses issued by Party A to Party B (or the debtor) under the main agreement; or

3.2	Party A's obligated payment of commercial bills or letter of credit under the main agreement due to Party B (or the debtor)’s principal balance, interest, penalties, interest payments, liquidated damages and any other related expenses; or

3.3	the total amount of bills of exchange and the corresponding interest, penalties, interest, liquidated damages, and related expenses that Party A has spent for debt repayment for Party B under the main agreement.

3.4	Expenses (including but not limited to litigation fees, attorney fees, announcement fees, service fees, travel expenses, etc.) incurred by Party A in the realization of the Collateral.

3.5	If the loan is under the main agreement, Party B (or the debtor) should apply for repayment or conversion of the old loan, bill discount or letter of credit payment, or Party A should apply for Party B (or the debtor) to use the new loan during the collateral period. In repaying the advances in letters of credit, bills, etc. under the main agreement, Party B confirms that the resulting debt is included in the scope of the collateral security guarantee.

4.	Transfer and delivery of collateral

4.1	If the collateral under this agreement are movable, Party B shall transfer the possession of collateral to Party A on the date of signing this agreement. If the collateral is kept in a third party other than Party B, Party B shall issue a “Collateral Notice” to the third party on the date of signing this agreement. The delivery date of “Collateral Notice” is also the collateral transferring date and the ownership of collateral shall be considered as Party A.

If Party B provides a security deposit as the collateral, Party B shall deposit the security deposit to the margin account opened in Party A (the account will be automatically generated or recorded by Party A at the time when deposit is deposited). This action is deemed as specializing the funds in the form of a security deposit and handed over to Party A for possession. As the collateral of the debts of Party B (or the debtor) under the main agreement, Party B shall not use the funds without Party A's permission.

4.2	Party B shall deliver the ownership certification to Party A on the signing date and make record on the relevant certification. Party A shall keep the certification in good order. If the evidence of the certification is lost due to improper care, Party A shall bear the cost of replacement. If Party B fails to handover or deliver the collateral in time, Party B is liable for the losses suffered by Party A.

5.	Pledgor Registration

5.1	The collateral must be setup by the pledgor which completed the collateral registration. Party B shall submit this agreement and related materials to the appropriate registration authority to complete the registration within the period Party A required.

The collateral under this agreement is account receivable. Party B authorizes Party A to handle collateral registration (including initial registration, change registration, opposition registration, extension registration, cancellation registration, etc.). The accounts receivable collateral registration system is from the People's Bank.

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5.2	Party B shall actively cooperate with Party A in accordance with the foregoing rules and regulations. Party B shall promptly notify Party A of the changes in the registration information of the legal person information, company name, etc., or the occurrence of opposition registration. If it fails to complete the relevant formalities in a timely manner or fails to notify the registration information to change and resulting in the invalidation of the registration due to Party B’s reasons, Party B shall be liable for the losses suffered by Party A.

5.3	If the company's shock is used as a collateral under this agreement and the allotment happened (ie, the placing of shares to the original shareholders) during the collateral period, Party B shall make a full purchase of the collateral and not allow to give up the right of participation in the allotment and additional issuance.

Party B shall be obliged to cooperate with Party A in a timely manner in order to obtain a share allotment or to successfully subscribe for shares and submit an application for collateral registration to the equity derivation registration institution and register for collateral.

6.	Collateral Period

The term “Collateral Period” refers to the period from the effective date of this agreement to the maturity date of the loan of the main agreement.

7.	Custody and Responsibility

Party A has the obligation to properly maintain the integrity of the collateral. If the collateral is lost or is damaged due to improper storage, Party A shall bear the corresponding civil liability.

If Party A cannot properly preserve the collateral, which may result in the loss or damage of the collateral, Party B can request Party A to deposit the collateral, or repay the loan in advance and redeem the collateral.

8.	Insurance

Party B is obliged to specify Party A as the first beneficiary and purchase property insurance for the collateral and send the insurance policy to Party A for preservation. Party B must apply for extension of the insurance procedure if the period of debt agreed in the main agreement is extended or the debt is not repaid after the expiration. If there is any loss of the insured collateral, Party A has the right to recover in advance from the insurance compensation under the main agreement regarding the issuance/insurance advance, discounted and/or negotiated payment principal and interest and all other related expenses, or the insurance compensation. Depositing a margin account or negotiating with Party B for the deposit of insurance compensation, to prepare for the repayment of the loan/negotiated payment/rebate payment under the main agreement, and/or acceptance of the bill of exchange and payment of the due credit when the letter of credit is opened.

If Party B fails to complete the procedures for insuring collateral or extend the period of insurance, Party A has the right to handle it directly on behalf of Party B. After the expiration of the insurance period, Party B (or the debtor) did not pay off all the debts under the main agreement, and Party B must go through the renewal procedures for the collateral. If Party B fails to complete the renewal formalities for collateral, Party A has the right to handle it directly on behalf of Party B.

9.	Yield of Collateral

Party A has the right to take the yield from the collateral. This yield should be paid to Party A after deducting the handling fee.

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10.	Cost

If this agreement involves a notarization (except for mandatory notarization) or other matters that entrust a third party to provide services, the relevant expenses shall be borne by the entrusting party. If both parties jointly act as principals then each of them will bear 50% cost.

11.	If the collateral is damaged or the value is significantly reduced during the term of validity of this agreement, which may jeopardize the rights of Party A, Party A may request Party B to provide corresponding guarantees. If Party B fails to provide such guarantees, Party A may auction or sell off the collateral. The income is used for early repayment of loans, discounted principal and interest and expenses under the main agreement, or deposited into a margin account as guarantees for the issuance of letters of credit opened under the main agreement and the acceptance of drafts accepted. If Party B conceals the existence of a common matter or dispute or if Party B has no right of ownership or disposition of the matter, Party A may request Party B to provide new guarantees. If Party B fails to provide new guarantees as required by Party A, Party B shall bear the loan under the main agreement. Five percent of the principal amount of the total amount of the principal accepted, issued, negotiated or discounted. If it causes economic losses to Party A, Party B must also compensate Party A for all economic losses.

12.	If the maturity date collateral under this agreement is a certification document (including but not limited to bills, bonds, certificates of deposit, warehouse receipts, bills of lading) or financial products is earlier than the debt under the main agreement, On the maturity date, Party A has the right to redeem or take delivery of the collateral at the expiration of the rights certificate or financial product, and to early repay the debt of Party B (or the debtor) under the main agreement with the amount recovered. Period), or directly deposit the relevant amount into the margin account opened by Party B in Party A, continue to be the collateral guarantee of Party B (or the debtor) under the main agreement, or negotiate with Party B to extract the collateral under the right document and apply for deposit. Party B has no objection to this matter, and shall cooperate with Party A in accordance with the relevant procedures. If the collateral item is a deposit receipt under this agreement, the change in the deposit receipt number, amount, or time limit resulting from automatic deposit of the memory sheet during the collateral period, partial early settlement, change in the time limit, or inspection of frozen deduction by the competent authority will not affect the validity of the collateral.

The altered certificate of deposit will continue as a continuation of the original deposit certificate and will continue to provide collateral guarantees for the debts under the main agreement.

If the relevant rights certificate, wealth management product, etc., expire after the specific business expiration date under the main agreement, Party A has the right to withdraw the relevant money or redeem the relevant note or advance auction/sale of the relevant collateral in advance, and pay off the recovered money. The expenses, etc. shall be borne by Party B itself.

Under this agreement, the collateral are margined, Party B (or debtor) debt under the main agreement, resulting in interest or income. In the case of collaterals under the terms of the agreement, the deposits may be deposited into the margin account in one lump sum or may be deposited into the margin account one by one as required by Party A from time to time as a guarantee of the debt under the main agreement. Party B confirms depositing/debiting of deposits in the same margin account from time to time, and Party A's application for partial release of deposits pursuant to Party B's application does not affect the specificity of the deposit. The specific deposit/deduction of a single security deposit and the corresponding relationship with the principal creditor's rights guaranteed by the security deposit shall be based on the business information/business records kept by Party A. Party B recognizes the authenticity, accuracy and legality of such business information and business records.

13.	When the market value/value of the product declines, there is a possibility of damage, or due to market changes, exchange rate fluctuations and other reasons, the collateral rate is not in line with Party A requirements or touches the warning line (warning line is: / ); or when the collateral is a credit application In the case of a person’s share, the total share of the collateral equity exceeds 50% of the total share capital (inclusive); or if the share transaction price falls below the value of the net assets per share, Party B shall provide the bond at the request of Party A, or increase/change the new guarantee. To make up for the gap caused by the decline in market value of the product. Otherwise, Party A shall have the right to regard the occurrence of a breach of agreement under the main agreement and take corresponding measures for breach of agreement. The method of collateral When the debt fulfillment period expires, If Party B (or debtor) has not fulfilled debt payment that is issued by Party A in the form of loans, credit expenditure, discount and/or negotiation, will be collateral by Party B’s collecteral under article 3 of this agreement. By the debt fulfillment date, if Party A request Party B (or debtor) for an early payment.

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14.	Special Agreement on Pledge of Export Tax Refund Account

If Party B uses the export tax rebate under the export tax refund escrow account opened by Party A as a collateral, it shall comply with the provisions of this article in addition to other stipulations of this agreement:

14.1	Party B shall open an export tax refund escrow account at Party A. Account name: / , account number: / . The tax refunds from time to time into this account are all pledged by Party B to repay the debts under the main agreement.

14.2	Party B has uniqueness in the export tax refund escrow account opened by Party A. Party B guarantees not to open an export tax refund escrow account before failing to pay off the debt under the main agreement, and guarantees that all export tax refunds are It is assigned to the export tax refund escrow account opened by Party A. Party B agrees that this account is monitored by Party A. Without the consent of Party A, Party B shall not transfer the money in the account without authorization; Party B also confirms that its act of opening an export tax refund account in Party A is deemed to be the act of entrusting the account to Party A's trusteeship.

14.3	Both Party A and B agree that after the export tax rebate has entered Party B's export tax refund special account opened by Party A, Party A has the right to choose to deal with any of the following provisions as appropriate:

14.3.1	Party A is entitled to deduct the tax refund at any time for the repayment of the issued and expired financial debt; and/or

14.3.2	For the financial debts that have been issued and have not yet expired, Party A has the right to announce that they are automatically due to be due ahead of time and to deduct tax refunds directly for the purpose of repaying such debts. And/or

14.3.3	For refunds of tax refunds and bank acceptance bills, if Party A has not made any advances, the deferred fund shall be used as a guarantee to guarantee Party B’s debt under these business lines and be monitored by Party A. . When the beneficiary claims under the letter of credit, or the claimant under the bank acceptance bill, Party A has the right to deduct the tax refund directly for the relevant payment.

15.	Special Agreement on Collateral of Accounts Receivable

15.1	If Party B pledges with accounts receivable, Party A shall open a special account for the money-back payment in Party A. Party A has the right to deduct the funds in the special account to repay the principal, interest, penalties and other charges of the pledged financing of accounts receivable. Related costs. Account Name: /, Account: /. The repayment account is the margin account opened by Party B in Party A, Party B guarantees that it is the only repayment account for accounts receivable, and Party B has notified the reimbursement account of the account as the only bank remittance account.

All receipts and payments of Party B’s accounts receivable shall be deemed as specialization and transferred to Party A’s possession from the date of entry into the repayment account and continue to be pledged by Party B (or the debtor) for the debt under the main agreement.

During the pledge period, if Party B needs to withdraw funds from the special account for repayment, Party B must submit a written application to Party A. After Party A separately provides the guarantee approved by Party A, Party A will release the corresponding security deposit, and the balance will continue to be Party B (or the debtor). In the pledge guarantee of the debt under the main agreement, Party B has no objection to this, and should cooperate with Party A in accordance with the relevant procedures.

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15.2	During the collateral period, the debtor of accounts receivable shall pay in the form of bank acceptance bills, commercial acceptance bills, etc. Party B shall pay Party A's bills to Party A for force, reasonable discount and pledge procedures.

If Party B manages the bills obtained by Party A for discounting, Party B shall transfer the discounted bills to the special account opened by Party A. If Party B handles the obtained bill to Party A, it shall go through the pledge procedure of the bill in accordance with the requirements of Party A. Once the bill is pledged, the pledge constitutes a hypothecated guarantee for the credit under the main agreement.

15.3	The notification of pledge of receivables under this agreement adopts the following model (the following is based on the actual situation: “✓” is selected in 口 ):

15.3.1	口 Party B shall send a notification of pledge of accounts receivable to the debtor of accounts receivable unilaterally or jointly with Party A in accordance with the method requested by Party A within the next working day after the signing of the agreement to notify the receivables The matter of giving quality to Party A.

15.3.2	口 The account receivable under this agreement does not immediately notify the debtor of accounts receivable. However, in the event of a major agreement or any of the incidents of default by Party B under this agreement, Party A shall be entitled to notify the debtor of accounts receivable of the pledge of accounts receivable in the name of both Party A and Party B.

If Party B fails to deliver the receivables pledge notice of debtors (including the situation already agreed by Party A) to the debtor of accounts receivable, Party A is entitled to any overdue financing under this Agreement or believe that the realization of the claims is threatened. In the case of pledge of receivables from the debtor on account of the names of both parties, Party A and Party B, Party B shall provide unconditional cooperation.

15.4	During the term of this agreement, the debtor used for the pledged receivables is subject to significant deterioration in operations, transfer of assets/evacuation of funds to evade debt, loss of business reputation, loss of loyalty or possible loss of performance or other effects on his debt repayment. In case of major issues such as capacity, Party B shall promptly notify Party A. Once such circumstances are known, Party A has the right to request Party B to add additional guarantees or provide new effective receivables for pledge, in addition to recovering debts from debtors of accounts receivable. If Party B does not cooperate, it must compensate Party A for all economic losses. Party B also has the right to dispose of the receivables pledged II.

15.5	If Party B’s claims on creditor’s receivables are defamatory, restrictions are transferred, etc., or there is a dispute over receivables, receivables are transferred/sold to others, funds are transferred before or after the pledge. After Party A has misappropriated without the consent of Party A and the account receivable is not paid according to the agreement, the Party A has the right to request Party B to provide new guarantee within a specified period. If Party B cannot provide Party A’s approved guarantee according to Party A’s request, Party B shall bear the penalty of 2% of the amount of the credit under the main agreement and compensate Party A’s economic losses. Party A has the right to open from Party B in the China Merchants Bank System. Any of the accounts set up will be deducted for repayment, and the insufficient part will be recoursed to Party B. Party A can also adopt the main agreement to deal with the agreed measures for breach of agreement. If the other account of Party B receives the next payment of pledged receivables, it shall promptly notify Party A and transfer to Party A's designated account for the repayment of the debt under the main agreement. Otherwise, Party A is entitled to adopt the measures specified in the preceding paragraph.

16.	When one of the following situations occurs, Party A can dispose of the collateral according to law:

16.1	Party B (or the debtor) is in violation of the provisions of the main agreement, may damage the interests of Party A;

16.2	Party B or other arrived / pledger / guarantor of the main agreement the breach of agreement, or B does not perform the provisions of the agreement Obligations;

16.3	When Party B is a natural person, he has no heirs or bequeathers to die;

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16.4	When Party B is a natural person, his or her heirs or bequeathers renounce inheritance or bequests, refuse to perform repayments of borrowing, discounting, negotiation of principal and interest, and/or Or under the credit or bill;

16.5	When Party B is a legal person or other organization, it is suspended, revoked or cancelled from business license, applied for, or applied for bankruptcy, dissolution, etc.;

16.6	False or falsified information provided by Party 6B to Party A in relation to the amount of the tax refund and the status of the tax refund;

16.7	Other circumstance that threatens the realization of Party A’s claims under the main agreement.

17.	Independence of this agreement

This agreement is independent and unconditional, its effectiveness is not affected by the effectiveness of the main agreement, nor is it affected by any agreement or document signed by Party B and any entity, nor is Party B's fraud, restructuring, suspension, dissolution, or Whatever changes have occurred during liquidation, bankruptcy, and business hours, etc.

In the event that Party A’s creditor’s rights at the same time, there is another arrival, pledge guarantee or guarantor, Party A has the right to choose to separately, successively or simultaneously claim the security right from the counterparty/ pledgee (including Party B) and the guarantor; Party A shall give up the priority of the mortgage right. , Abandoning, changing or rescinding other arrived or pledged guarantees, altering or rescinding the guarantor's guarantee liability, or delaying the claim of any other arrived/pledged/guarantor does not affect Party B's liability for protection under this agreement, and Party B still has Obligation to assume the pledge guarantee responsibility for Party A according to the content of the agreement of the nature pledge agreement. Party A ceases to issue undisbursed loans, ceases issuing permits, negotiates discounting or acceptance, and repays the loans, discounts, or bills paid prior to the investment, in accordance with the terms of the main agreement. This does not affect the guarantees that Party B will bear under this agreement. responsibility.

18.	The Realization of Collateral

18.1	When the prevailing period of the debt under the main agreement expires or before the expiry of the period of performance of the debt under the main agreement, Party A obtains the full amount of the loan, discount and/or negotiation principal and interest and expenses provided by the debtor (or Party B) under the main agreement, or If the party accepts the bill of exchange accepted under the main agreement or the letter of credit opened or negotiated is due to be paid in full by the due date, Party A shall return the pledge or represent the evidence of the pledged right.

18.2	If the agreement stipulates that the collateral may be disposed of, Party A may negotiate with Party B for a discount on the collateral or may auction or sell the collateral for the priority of their income. In the case of receivables under the terms of this agreement, Party A is entitled to transfer the accounts receivable agreement to other third parties at a price deemed reasonable by Party A.The Party A shall have the right to be given priority in the payment of the price of the collateral, auctions, sales, or transfers. The part whose price exceeds the amount of the principal and interest owed by Party B (or the debtor) and all other related expenses under the main agreement is owned by Party B, and the insufficient part is resumed by Party A.

19.	Applicable Laws and Dispute Resolution

19.1	The conclusion, interpretation and settlement of disputes in this agreement shall be governed by the laws of the People's Republic of China (excluding the laws of Hong Kong, Macao, and Taiwan).

19.2	The disputes between Party A and Party B in the performance of this agreement shall be settled by both parties or through mediation. If the negotiation or reconciliation fails, both parties agree to resolve the dispute in accordance with the main agreement.

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20.	Other Matters

20.1	After this agreement becomes effective, no party shall alter or rescind this agreement without the consent of the other party. When it is necessary to change or cancel this agreement, a written agreement shall be reached through mutual agreement. The terms of this agreement are still valid until the agreement is reached.

20.2	Party B confirms that Party A's (or debtor's) operations for the specific business and Party A's operations involving this agreement can be handled and generated, issued or issued by any business outlet within Party A's jurisdiction. In the letter, the business operations and correspondence of the outlets within Party A's jurisdiction are considered as Party A's actions and are binding on both parties.

20.3	During the validity period of the agreement, Party A shall not damage, influence or limit Party B (or the debtor) by any tolerance, delay or delay in the implementation of the rights or rights of Party A under the main agreement. All rights and rights that Party A shall enjoy as a creditor in accordance with relevant laws and regulations and this agreement cannot be regarded as a right of Party A to give up its actions on existing or future breach of agreement.

20.4	Party A and Party B's notices, requests or other documents relating to this Agreement shall be sent in written form.

Contact address of Party A: No. 12 Denghu East Road, Guicheng Street, Nanhai District, Foshan City, Guangdong Province (1st to 4th floors, 7th to 9th floors)

Company email: xianshaojia@cmbchina.com

Fax No.: 0757-81203221

Contact phone number: 13724674637

Contact address of Party B: Shop No. 104, Block 5, Yayi House, Yajule Garden, No. 8 Bidi Road, South West Street, Sanshui District, Foshan City, Guangdong Province (Resident Declaration)

E-mail: 398137057@qq.com Fax No.: 0757-88516811

Contact phone number: 13928673417 Weixin Account: /

(When Party B is a unit, it should keep the unit's mailbox/Weixin account, and Party B is an individual when it is retained by the individual from the detailed box/Weixin account)

20.4.1	Delivered by hand (including but not limited to lawyer/notary delivery, express delivery, etc.), the recipient's receipt is deemed to be served (receipt is rejected by the recipient on the date of rejection/return date or mailed The date of delivery (whichever is earlier) is deemed to have been served); if it is submitted by postal mail, it shall be deemed to be served on the 7th day after it is sent out; In the case of electronic service such as SMS or WeChat, the date on which the sender's corresponding system displays the success of the transmission is deemed as the service date.

If Party A informs Party B of the assignment of creditor’s rights or announces the collection of Party B by way of an announcement made in the public media, it shall be deemed to have served on the date of the announcement.

Any party that changes contact address, e-mail address, fax number or mobile phone number, or micro-signal shall inform the other party of the changed information within five working days from the date of change, otherwise the other party is entitled to send the original contact address or information. . If the change of contact address is unsuccessful, the date of return or the full seven days after the date of mailing, whichever is earlier, shall be deemed as the date of service. The change party's own assumption of possible losses does not affect the legal validity of the service.

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20.4.2	The above contact address, email address, fax number, mobile phone number, and micro signal are also used as their notarial documents and judicial documents (including but not limited to indictments/arbitration applications, evidence, summons, notice of respondent, notice of evidence, etc.) The address of the book, hearing notice, hearing notice, judgment/decision, conciliation statement, notice of deadline for execution, and legal documents of the implementation stage) shall be sent to the address of the indictment court and the notary office in written form agreed in this agreement. The address served shall be deemed as valid service (the specific delivery criteria shall be implemented with reference to the provisions of 20.4.1 above).

20.5	The terminology used in this agreement shall have the same meaning as in the main agreement unless explicitly stated otherwise.

20.6	During the period of validity of this agreement, Party B shall assume or perform the obligations under this agreement in case of separation, merger (merger), etc. Party B is declared to be dissolved or bankrupt. Party A has the right to dispose of its pledged property in advance.

20.7	If the debt under the main agreement is not renminbi, Party A has the right to purchase the foreign exchange directly according to the exchange rate announced by Party A at the time of liquidation to recover the debt under the main agreement. The calculation of non-RMB debt under the main agreement shall be based on the amount of exchange rate (purchase price) announced by Party A at the time of liquidation.

20.8	If the debtor fails to repay the loan interest on schedule, Party A has the right to immediately announce the maturity of the loan and directly redeem the pledge under the agreement to repay the principal and interest of the loan.

21.	Effectiveness of this Agreement

This agreement shall be effective after the signature (or stamp) of the legal representative (the principal responsible person) or its authorized agent of both parties and the official seal of the company/agreement of the agreement is affixed (When B is a natural person, the agreement shall be designated by the The principal responsible person) or his authorized agent signs (or seals) and affixes the official seal of the unit/agreement of the agreement and is valid after signing by Party B), and the principal and interest of the debt and all other expenses under the main agreement expire when they are fully paid off.

22.	Supplementary Provisions

This agreement is made in two copies, with each party holds one.

Special Note:

All terms of this agreement are fully negotiated by all parties. The bank has asked for special attention from other parties to the terms of exempting or restricting bank responsibilities. Bank unilaterally has certain rights, increases the obligations of other parties, or limits the rights of other parties. The bank has responded to the requirements of other parties and made corresponding explanations to the aforementioned articles. The parties to the agreement have exactly the same understanding of this agreement. (No text below)

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(This page is the signing page for Number: 2018年狮字第ZY10183000___号)

Party A: (bank chop)

Principal or authorized person (Signature/ Name Chop):

Party B: (Chop)

Legal Representative/ Principal or authorized person (Signature/ Name Chop):

Sign on this column if Party B as Neutral person:

Party B (Signature):

Signature Date: ________ 2018

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